Exhibit 99.1.

Chemtura Reports Third Quarter and Nine Month 2006 Results

MIDDLEBURY, CT — November 2, 2006 - Chemtura Corporation (NYSE: CEM; the “Company”) reported today a loss from continuing operations for the third quarter of 2006 of $80.6 million, or $0.33 per diluted share, and earnings from continuing operations on a non-GAAP basis of $18.3 million or $0.08 per diluted share.  The below discussion includes information on both a GAAP and non-GAAP basis.  The Company has presented the non-GAAP financial information because the Company’s management uses the non-GAAP information internally to evaluate and manage the performance of the Company’s operations, and management believes that the non-GAAP financial information provides useful information to investors.  A reconciliation of the GAAP and non-GAAP financial information has been provided in the supplemental schedules included in this release.

The following is a summary of the third quarter and nine month results on a GAAP basis:

(In millions)	Third quarter			Nine months
	2006	2005	% change	2006	2005	% change
Net sales (a)	$917.0	$918.4	—	$2,849.1	$2,110.5	35%
Operating profit (loss) (b)	$(45.2)	$(49.7)	9%	$53.6	$55.7	(4%)
Loss from continuing operations (b)	$(80.6)	$(120.3)	33%	$(67.0)	$(91.9)	27%
Diluted loss per share from continuing operations	$(0.33)	$(0.51)	35%	$(0.28)	$(0.58)	52%

The following is a summary of the third quarter and nine month 2006 results on a non-GAAP basis as compared with the third quarter and nine month 2005 results on a pro forma and non-GAAP basis.  The pro forma basis reflects the impact of the Merger as if it occurred on January 1, 2005, which has been set forth in the supplemental disclosures attached to this press release:

(In millions)	Third quarter			Nine months
	2006	2005	% change	2006	Pro forma 2005	% change
Net sales (a)	$917.0	$918.4	—	$2,849.1	$3,022.3	(6%)
Non-GAAP operating profit (b)	$51.7	$93.6	(45%)	$231.4	$303.7	(24%)
Non-GAAP earnings from continuing operations (b)	$18.3	$40.7	(55%)	$95.3	$135.0	(29%)
Non-GAAP diluted earnings per share from continuing operations	$0.08	$0.17	(53%)	$0.40	$0.57	(30%)

(a)          Includes $48.3 million for first nine months of 2005 relating to the Polymer Processing Equipment business that was deconsolidated in April 2005.

(b)         Includes $2.4 million ($1.5 million after-tax) and $6.6 million ($4.1 million after-tax) for the third quarter and first nine months of 2006, respectively, which represents the effects of implementing FASB Statement 123R for stock-based compensation.

“This year’s third quarter results reflect a number of operating challenges and several notable accomplishments,” said Robert L. Wood, chairman and CEO.

“Crop Protection results were negatively impacted by high bad debt reserves and lower sales in Latin America and competitive pressures in the U.S. mite market, and we continued to struggle in Rubber Additives and EPDM Elastomers.   We’ve begun recapturing volume in our non-flame retardant Plastic Additives business but it has not yet translated into the margin recovery we anticipate.  Flame Retardants, Consumer Products, Lubricant Additives and Urethanes all turned in solid performances.

“Over the course of 2006, our managerial emphasis has been on strengthening Chemtura’s capabilities and resolving remaining legacy issues.  Third quarter results demonstrate considerable progress toward those objectives.  We intend to continue focusing our efforts on growing our best franchises, fixing problem areas, streamlining costs, and honing our portfolio to create a far better performing company. “

Third Quarter Results

Third quarter 2006 net sales of $917.0 million were less than one percent below third quarter 2005 net sales of $918.4 million. The decrease is due to lower sales of $13.6 million related to the sale of the Company’s Industrial Water Additives business (“IWA”) in May 2006 and a $21.7 million decrease in sales volume, which were mostly offset by increased selling prices of $26.5 million and favorable foreign currency translation of $7.0 million.

Included in the operating loss for the three and nine month periods ended September 30, 2006 is a pre-tax charge of $51.9 million, which represents the estimated impact of the goodwill impairment that is being evaluated in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” This charge represents management’s current estimate of the impairment, which may be higher or lower than the final measurement.  The final measurement of the impairment is expected to be completed prior to the filing of the Company’s Quarterly Report on Form 10-Q on November 9, 2006.

The operating loss for the third quarter of 2006 was $45.2 million as compared to an operating loss of $49.7 million for the third quarter of 2005.  This nine percent improvement is primarily due to the absence of non-recurring third quarter 2005 merger related charges for the write-off of in-process research and development of $75.4 million and a purchase accounting inventory adjustment of $37.1 million resulting from the merger with Great Lakes Chemical Corporation on July 1, 2005 (“the Merger”), reduced merger costs of $18.3 million, increased selling prices of $26.5 million and cost reduction program savings of $21.0 million, which were partially offset by an estimated goodwill impairment charge of $51.9 million, higher raw material and energy costs of $30.3 million, a $19.0 million increase in antitrust costs primarily related to settlements reached in the third quarter of 2006, lower sales volume of $18.4 million, a $14.5 million charge related to the impairment of long-lived assets of the Fluorine business, $11.8 million of unfavorable manufacturing costs resulting from lower production volumes, higher freight costs of $6.9 million related to fuel surcharges, an increase in the provision for doubtful accounts of $4.5 million primarily resulting from the current economic situation of the agricultural markets in Brazil, inventory write-offs of $3.6 million, the absence of $3.5 million of operating profit due to the sale of IWA in May 2006 and additional depreciation expense of $2.9 million resulting from a change in the useful life of assets at one of the Company’s manufacturing facilities. The operating loss also includes $2.4 million ($1.5 million after-tax) related to the incremental stock-based compensation expense for the quarter ended September 30, 2006, associated with the adoption of FASB Statement No. 123R, “Share Based Payment,” on January 1, 2006.

The loss from continuing operations for the third quarter of 2006 was $80.6 million, or $0.33 per diluted share, compared to $120.3 million, or $0.51 per diluted share, for the third quarter of 2005.  This improvement is due in part to the nine percent improvement in operating profit discussed above, lower interest expense of $6.8 million, a $2.4 million increase in equity income from the Davis Standard joint venture, a gain of $1.5 million due to the adjustment of a contingency related to the 2004 sale of the Company’s Gustafson joint venture and a higher tax benefit in 2006 compared to 2005 principally due to the absence of non-recurring taxes in 2005 on dividends under the Foreign Earnings Repatriation provisions of the 2004 American Jobs Creation Act and the lack of any tax benefit in 2005 for the write-off of in-process research and development related to the Merger.  These increases were partially offset by higher costs of $13.5 million for the loss on early extinguishment of debt principally related to the early retirement of the Company’s 9.875% Notes in July 2006.

During the third quarter of 2006, the Company recorded a gain on sale of discontinued operations of $45.9 million (net of taxes of $21.1 million), or $0.19 per diluted share, related to the sale of the OrganoSilicones business to General Electric Company (“GE”) in July of 2003.  This gain represents the recognition of the additional contingent earn-out proceeds related to the combined performance of GE’s existing Silicones business and the OrganoSilicones business from the date of the sale through September 30, 2006.

Third Quarter Non-GAAP Results

On a non-GAAP basis, third quarter 2006 operating profit was $51.7 million compared to third quarter 2005 pro forma non-GAAP operating profit of $93.6 million. This 45% decrease is comprised of higher raw material and energy cost of $30.3 million, lower sales volume of $18.4 million, $11.8 million of unfavorable manufacturing costs due to lower production volume, $6.9 million of higher freight costs, $4.5 million primarily due to an increase in the provision for doubtful accounts resulting from the current economic situation of the agricultural markets in Brazil, $3.6 million of inventory write-offs, the absence of $3.5 million of operating profit due to the sale of IWA,  $3.4 million of other strategic and corporate initiative costs, $2.4 million related to the incremental effect of stock option expense, and other net increases in operating costs, which were partially offset by selling price increases of $26.5 million and synergy cost savings of $21.0 million.

Non-GAAP earnings from continuing operations for the third quarter of 2006 of $18.3 million or $0.08 per diluted share, exclude pre-tax charges of $51.9 million for the estimated impairment of goodwill,  $25.7 million for antitrust costs resulting primarily from settlement offers made to certain rubber chemicals and indirect class action claimants and legal fees associated with the antitrust investigations and civil lawsuits, a $24.3 million loss on early extinguishment of debt related to the retirement of the Company’s 9.875% Senior Notes due 2012, a $14.5 million asset impairment charge related to the impairment  of certain tangible and intangible assets of the Fluorine business, $2.9 million for additional depreciation due to the change in the useful life of certain assets at one of the Company’s manufacturing facilities, $1.1 million for merger costs related to the Merger, and $0.9 million for facility closures, severance and related costs.  Excluded from non-GAAP earnings is also a pre-tax credit of $1.5 million related to the reversal of certain reserves related to the Company’s Gustafson joint venture that was sold in 2004.  Non-GAAP earnings from continuing operations includes $2.4 million ($1.5 million after-tax) related to the incremental stock-based compensation expense for the quarter ended September 30, 2006, associated with the adoption of FASB Statement No. 123R, “Share Based Payment,” on January 1, 2006.

Pro forma non-GAAP earnings from continuing operations for the third quarter of 2005 excludes pre-tax charges of $19.4 million for merger costs resulting from the Merger, $10.9 million for the loss on early extinguishment of debt, $6.7 million for antitrust costs, $4.6 million for direct costs resulting from Hurricanes Katrina and Rita, and $0.2 million for facility closures, severance and related costs.

Nine Month Results

Net sales for the nine months ended September 30, 2006 of $2,849.1 million were $738.6 million above net sales for the comparable period of 2005 of $2,110.5 million. The increase was primarily due to $855.6 million in additional sales resulting from the Merger, partially offset by the exclusion of $48.3 million of sales due to the deconsolidation of the Company’s Polymer Processing Equipment business in April 2005.

Operating profit for the nine months ended September 30, 2006 was $53.6 million as compared to $55.7 million for the nine months ended September 30, 2005.  This four percent decrease is primarily a result of a $51.9 million charge related to the impairment of goodwill, higher antitrust costs of $57.5 million due primarily to additional settlements throughout 2006, $66.0 million in higher raw material and energy costs, $48.1 million in lower sales volume, $28.6 million in unfavorable manufacturing costs resulting from lower production volumes, $20.1 million for the impairment of long-lived assets, and $3.9 million in unfavorable currency translations, higher freight costs of $7.6 million related to fuel surcharges, an increase in the provision for doubtful accounts of $3.7 million primarily resulting from the current economic situation of the agricultural markets in Brazil, inventory write-offs of $7.0 million, $6.5 million due to the sale of IWA in May 2006 and $6.6 million related to the incremental effect of stock option expense.  These charges were offset in part by $130.2 million of additional operating profit resulting from businesses acquired in the Merger through the first six months of 2006, $46.7 million in higher selling prices,  $35.2 million in cost reduction program savings, lower facility closure, severance and related costs of $26.2 million, lower merger costs of $12.2 million, the absence of the write-off of in-process research and development of $75.4 million and purchase accounting inventory adjustments of $37.1 million in 2005 related to the Merger.

The loss from continuing operations for the nine months ended September 30, 2006 was $67.0 million, or $0.28 per diluted share, compared to the loss from continuing operations of $91.9 million, or $0.58 per diluted share, for the nine months ended September 30, 2005.  This improvement is mainly due to  a higher tax benefit during 2006 compared to 2005 principally due to the absence of non-recurring taxes in 2005 on dividends under the Foreign Earnings Repatriation provisions of the 2004 American Jobs Creation Act and the lack of any tax benefit for the write-off in-process research and development related to the Merger, and an increase in other income, net of $11.5 million, which includes a $6.0 million increase in equity income from the Davis Standard joint venture, a $4.3 million favorable settlement of a contractual matter and income of $1.5 million related to the reversal of certain reserves related to the Company’s Gustafson joint venture that was sold in 2004.  These increases were partially offset by the four percent decrease in operating profit discussed above, an increase in the loss on early extinguishment of debt of $33.0 million resulting from the early retirement of the Company’s Senior Floating Rate and 9.875% Notes in 2006, and higher interest expense of $3.0 million.

For the nine months ended September 30, 2006, the Company recorded a gain on sale of discontinued operations of $45.9 million (net of taxes of $21.1 million), or $0.19 per diluted share, related to the sale of the OrganoSilicones business to General Electric Company (“GE”) in July of 2003.  This gain represents the recognition of the additional contingent earn-out proceeds related to the combined performance of GE’s existing Silicones business and the OrganoSilicones business from the date of the sale through September 30, 2006.

The Company reported an income tax benefit for the first nine months of 2006 of $0.3 million.  This lower than expected tax benefit is attributable to non-deductible goodwill written-off associated with the Industrial Waters Additive divestiture and the impairment relating to the Fluorine business, partially non-deductible anti-trust costs, offset by favorable settlements of certain tax examinations and tax legislative changes.

Nine Month Pro Forma and Non-GAAP Results

Pro forma net sales for the first nine months of 2006 were $173.2 million or 6 percent less than nine month 2005 pro forma net sales of $3,022.3 million. Of this decrease $201.0 million was attributable to lower volume, $48.3 million was due to the deconsolidation of the Polymer Processing Equipment business unit in April 2005, an additional $26.1 million was due to declines in volume and selling prices resulting from supply agreements related to the divestiture of the Industrial Water Additives business in May 2006, $7.1 million due to the net effect of other acquisitions and divestitures, and $20.9 million due to unfavorable foreign currency impact, partially offset by a $130.2 million increase in selling prices.

On a non-GAAP basis, nine month 2006 operating profit of $231.4 million was $72.3 million or 24% lower than nine month 2005 pro forma non-GAAP operating profit of $303.7 million. This decrease is comprised of raw material and energy cost increases of $76.5 million, lower volumes of $76.1 million, $44.3 million of unfavorable manufacturing costs, $13.0 million of higher freight costs, $10.2 million of other strategic and corporate initiative costs, $7.1 million of unfavorable foreign currency translation, $6.6 million related to the incremental effect of stock option expense, $6.5 million due to the sale of the Industrial Water Additives business in May 2006, $5.5 million of inventory write-offs, an increase in the provision for doubtful accounts of $3.7 million and other net increases in operating costs, which were partially offset by selling price increases of $130.2 million and synergy cost savings of $61.4 million.

Non-GAAP earnings from continuing operations for the first nine months of 2006 of $95.3 million, or $0.40 per diluted share, excludes pre-tax charges of $70.8 million for antitrust costs resulting primarily from settlement offers made to certain rubber chemicals, plastic additives and urethanes  civil and indirect claimants and legal fees associated with the antitrust investigations and civil lawsuits, $51.9 million for the estimated impairment of goodwill, a $43.9 million loss on early extinguishment of debt related to the retirement of the Company’s Senior Floating Rate Notes due 2010 and the 9.875% Senior Notes due 2012, a $20.1 million asset impairment charge related to the impairment of retained long-lived assets related to the Industrial Water Additives business and certain tangible and intangible assets of the Fluorine business, $15.9 million for merger costs resulting from the Merger, a $12.5 million loss on the sale of the Industrial Water Additives business and $8.7 million for additional depreciation due to the change in the useful life of certain assets at one of the Company’s manufacturing facilities.  Also excluded from non-GAAP earnings are pre-tax credits of $1.9 million for facility closures, severance and related costs, a $4.3 million favorable settlement of a contractual matter, $4.0 million of interest income on a favorable tax settlement and $1.5 million related to the reversal of certain reserves related to of the Company’s Gustafson joint venture that was sold in 2004.

Pro forma non-GAAP earnings from continuing operations for the first nine months of 2005 of $135.0 million, or $0.57 per diluted, share excludes pre-tax charges of $25.5 million for facility closures, severance and related costs, which included a charge of $19.5 million related to the closure of the Company’s Tarrytown, NY facility, $28.1 million of merger costs resulting from the Merger, $13.2 million for antitrust costs, $10.9 million for the loss on the early extinguishment of debt and $4.6 million for direct costs resulting from Hurricanes Katrina and Rita, partially offset by a pre-tax credit of $7.2 million for insurance recoveries related to a fire at the Company’s Conyers, Georgia facility.

The non-GAAP effective rate of tax for 2006 is forecast to be approximately 34%.

Non-GAAP operating profit, non-GAAP earnings from continuing operations and non-GAAP earnings per share from continuing operations are considered non-GAAP financial measures.  A reconciliation of the Company’s GAAP operating profit to non-GAAP and pro forma operating profit and of the Company’s GAAP earnings from continuing operations to non-GAAP and pro forma earnings from continuing operations is set forth in the supplemental disclosure attached to this press release.

Third Quarter Earnings Q&A Teleconference

Chemtura Corporation will release third quarter 2006 earnings on November 2 after the New York Stock Exchange closes.  Copies of the release as well as informational slides will be available on the Investor Relations section at www.chemtura.com.  The company will host a teleconference to review these results on Friday, November 3, at 9:00 a.m. EST.  Interested parties are asked to dial in approximately 10 minutes prior to the start time at (612) 288-0337.  Replay of the call will be available for two weeks starting at 12:30 p.m. EST on November 3.  To access the replay, call (320) 365-3844 and enter access code 844576.

Live Internet access to the 2006 third quarter conference call will be available through the Investor Relations section of the company’s Web site.

Chemtura Corporation, with pro forma 2005 sales of $3.9 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products.    Additional information concerning Chemtura is available at www.chemtura.com.

###

Supplemental Historical Pro Forma and Non-GAAP Financial Information

Included in the Appendix to this press release are supplemental financial tables containing unaudited pro forma and non-GAAP adjusted Consolidated Statements of Earnings and Segment Operating Profit.  The attached schedules reflect adjustments to previously furnished information for changes in depreciation and amortization related to the Company’s fair value adjustment of Great Lakes’ property, plant and equipment and intangible assets. The schedules also reflect certain additional reclassifications to conform the former Great Lakes presentation to the Company’s presentation.

Unaudited Pro Forma Financial Information

The attached unaudited pro forma results of operations for the Third quarter and Nine months of 2005 give effect to the Merger using the purchase method as if the Merger had been consummated as of January 1, 2005.  The pro forma unaudited results of operations combine the historical results of operations of the Company and Great Lakes with the following adjustments:

(1)       Pension — Represents a reduction in pension expense, principally due to the elimination of the impact of amortization of historical gains and losses from Great Lakes’ historical net periodic benefit cost.

(2)       Interest — Represents the impact on interest expense of amortization of the fair value adjustment to Great Lakes’ long-term debt.

(3)       Purchase accounting depreciation — Represents the impact on depreciation expense of the fair value adjustment and change in the remaining useful life of Great Lakes’ property, plant and equipment.

(4)       Amortization — Represents the impact on amortization expense of the fair value adjustment and change in remaining useful life of Great Lakes’ intangible assets.

(5)       Inventory accounting — Represents the impact of conforming Great Lakes’ inventory capitalization policy to a consistently applied method utilized by the Company.

(6)       Merger costs — Represents the reversal of costs incurred by Great Lakes in connection with the Merger.

The unaudited pro forma results of operations do not give effect to synergies and cost savings. The pro forma results of operations do not purport to be indicative of what the actual results of operations would have been had the Merger been completed on the dates assumed or the results of operations that may be achieved in the future.

Conformed Great Lakes

The financial information presented as Conformed Great Lakes in the Appendix reflects reclassifications of historical Great Lakes financial information to conform to the Company’s presentation.

Non-GAAP Financial Measures

The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP).  These non-GAAP financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company.  Excluded items include facility closures, severance and related costs, antitrust costs, Merger costs, asset impairments, increased depreciation due to the change in useful life of assets, unusual and non-recurring catastrophic events or settlements, loss on early extinguishment of debt,  and gains and losses on disposition of business units. In addition to the non-GAAP financial measures discussed above, the Company has applied a non-GAAP effective income tax rate to our non-GAAP income before taxes. This rate incorporates an assumed mix of foreign earnings and taxes, permanent book-tax differences, various tax planning strategies and other assumptions. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.  The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends.  In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations.  While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.   In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries.

Forward-Looking Statement

Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions; significant international operations and interests; the outcome and timing of antitrust investigations and related civil lawsuits to which Chemtura is subject; the ability to obtain increases in selling prices; the ability to retain sales volumes in the event of increasing selling prices; the ability to absorb fixed cost overhead in the event of lower volumes; pension and other post-retirement benefit plan assumptions; energy and raw material prices, availability and quality; production capacity; changes in interest rates and foreign currency exchange rates; changes in technology, market demand and customer requirements; the enactment of more stringent environmental laws and regulations; the ability to realize expected cost savings under Chemtura’s cost-reduction initiatives; the ability to successfully execute our portfolio divesture plan; the ability to reduce Chemtura’s debt levels; the ability to successfully integrate the Crompton and Great Lakes businesses, operations and information systems and achieve anticipated benefits from the Merger, including costs savings and synergies; and other risks and uncertainties detailed in filings with the Securities and Exchange Commission by Chemtura or its predecessor companies. These statements are based on Chemtura’s estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations.  Chemtura’s actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by Chemtura.

CHEMTURA CORPORATION

CHEMTURA CORPORATION

Condensed Consolidated Statements of Earnings (Unaudited)

(In thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Net sales	$917,011	$918,416	$2,849,095	$2,110,475

Cost of products sold (*)	698,201	703,353	2,123,248	1,546,085
Selling, general and administrative (*)	103,546	101,865	307,295	227,772
Depreciation and amortization	50,943	46,244	148,261	104,107
Research and development	16,593	15,582	49,115	36,565
Equity income	(1,074)	(602)	(1,545)	(776)
Facility closures, severance and related costs	863	220	(1,913)	24,295
Antitrust costs	25,669	6,716	70,752	13,220
Merger costs	1,102	19,378	15,892	28,064
In-process research and development	—	75,400	—	75,400
(Gain) loss on sale of businesses, net (*)	(113)	—	12,362	—
Impairment of long-lived assets	14,508	—	20,118	—
Impairment of excess costs of acquisitions	51,945	—	51,945	—

Operating profit (loss)	(45,172)	(49,740)	53,565	55,743
Interest expense	22,401	29,171	80,871	77,886
Loss on early extinguishment of debt	24,348	10,859	43,897	10,859
Other expense (income), net (*)	1,629	1,923	(3,885)	7,572

Loss from continuing operations before income taxes	(93,550)	(91,693)	(67,318)	(40,574)
Income tax expense (benefit)	(12,946)	28,592	(339)	51,308

Loss from continuing operations	(80,604)	(120,285)	(66,979)	(91,882)
Earnings (loss) from discontinued operations	—	(25)	—	2,631
Gain (loss) on sale of discontinued operations	45,925	1,388	45,925	(26,234)

Net loss	$(34,679)	$(118,922)	$(21,054)	$(115,485)

Basic earnings (loss) per common share:
Loss from continuing operations	$(0.33)	$(0.51)	$(0.28)	$(0.58)
Earnings (loss) from discontinued operations	—	—	—	0.02
Gain (loss) on sale of discontinued operations	0.19	0.01	0.19	(0.17)
Net loss	$(0.14)	$(0.50)	$(0.09)	$(0.73)

Diluted earnings (loss) per common share:
Loss from continuing operations	$(0.33)	$(0.51)	$(0.28)	$(0.58)
Earnings (loss) from discontinued operations	—	—	—	0.02
Gain (loss) on sale of discontinued operations	0.19	0.01	0.19	(0.17)
Net loss	$(0.14)	$(0.50)	$(0.09)	$(0.73)

Weighted average shares outstanding - basic	240,624	237,152	240,414	157,668

Weighted average shares outstanding - diluted	240,624	237,152	240,414	157,668

(*)                  Certain amounts relating to operations have been reclassified from other expense, net to cost of products sold and selling, general and administrative expense in 2005 to be comparable to the 2006 presentation. Additionally, certain amounts related to legacy Witco Corporation pension and post-retirement benefit obligations and losses on sale of businesses have been reclassed to selling, general and administrative and (gain) loss on sale of businesses, net, respectively, for the nine months of 2006 and the third quarter and nine months of 2005.

CHEMTURA CORPORATION

Condensed Consolidated Balance Sheets

(In thousands of dollars)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$127,324	$138,556
Accounts receivable	308,183	547,857
Inventories	678,796	661,617
Other current assets	232,939	193,570
Total current assets	1,347,242	1,541,600

NON-CURRENT ASSETS
Property, plant and equipment, net	1,146,789	1,192,335
Cost in excess of acquired net assets	1,189,450	1,211,459
Intangible assets, net	570,433	620,677
Other assets	369,599	419,932

	$4,623,513	$4,986,003

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Short-term borrowings	$49,929	$60,168
Accounts payable	267,233	310,485
Accrued expenses	407,675	444,336
Income taxes payable	134,013	160,700
Total current liabilities	858,850	975,689

NON-CURRENT LIABILITIES
Long-term debt	1,069,059	1,309,603
Pension and post-retirement health care liabilities	576,642	618,539
Other liabilities	283,799	306,775

STOCKHOLDERS’ EQUITY
Common stock	2,522	2,515
Additional paid-in capital	3,001,904	2,950,649
Accumulated deficit	(926,983)	(869,873)
Accumulated other comprehensive loss	(75,438)	(141,052)
Treasury stock at cost	(166,842)	(166,842)
Total stockholders’ equity	1,835,163	1,775,397

	$4,623,513	$4,986,003

CHEMTURA CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands of dollars)

	Nine Months Ended September 30,
Increase (decrease) to cash	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(21,054)	$(115,485)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Loss on sale of businesses, net	12,362	—
(Gain) loss on sale of discontinued operations	(45,925)	26,234
Impairment of long-lived assets	20,118	—
Impairment of excess costs of acquisitions	51,945	—
Loss on early extinguishment of debt	43,897	10,859
Depreciation and amortization	148,261	106,887
Stock-based compensation expense	10,079	3,291
Equity income	(7,309)	(776)
In-process research and development	—	75,400
Changes in assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	51,414	112,878
Accounts receivable - securitization	213,759	(58,158)
Inventories	(4,659)	45,195
Accounts payable	(48,798)	(95,699)
Deposit for civil antitrust settlement	—	(40,315)
Pension and post-retirement health care liabilities	(58,710)	(47,750)
Other	(83,669)	(48,617)
Net cash provided by (used in) operations	281,711	(26,056)

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	135,742	92,002
Acquisitions, net of cash acquired	(6,734)	69,405
Merger transaction costs paid	(8,409)	(16,360)
Capital expenditures	(77,844)	(58,303)
Other investing activities	406	(56)
Net cash provided by investing activities	43,161	86,688

CASH FLOWS FROM FINANCING ACTIVITIES
(Payments on) proceeds from credit facility	(414,095)	122,000
Proceeds on long-term borrowings	497,262	9,000
Payments on long-term borrowings	(323,689)	(132,241)
Payments on short-term borrowings	(13,963)	(413)
Premium paid on early extinguishment of debt	(35,570)	(3,323)
Payments for debt issuance costs	(5,775)	(2,478)
Dividends paid	(36,065)	(23,997)
Repayment of life insurance policy loan	(9,854)	—
Proceeds from exercise of stock options	3,191	74,752
Other financing activities	(2,177)	(1,833)
Net cash (used in) provided by financing activities	(340,735)	41,467

CASH
Effect of exchange rates on cash	4,631	(8,535)

Change in cash	(11,232)	93,564
Cash at beginning of period	138,556	158,700

Cash at end of period	$127,324	$252,264

Note:                   The 2005 Condensed Consolidated Statements of Cash Flows have not been adjusted to reflect discontinued operations and thus includes the cash flows of the Refined Products business, which was sold in June 2005.

CHEMTURA CORPORATION

Segment Net Sales and Operating Profit (Loss) (Unaudited)

(In thousands of dollars)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
NET SALES

Plastic Additives	$403,451	$374,561	$1,210,122	$792,830
Polymers	122,938	121,897	374,826	391,218
Specialty Additives	137,387	133,702	423,804	420,943
Crop Protection	88,963	102,652	278,385	271,542
Consumer Products	132,686	140,294	450,293	140,294
Polymer Processing Equipment	—	—	—	48,338
Other	31,586	45,310	111,665	45,310
Total net sales	917,011	918,416	2,849,095	2,110,475

OPERATING PROFIT (LOSS)

Plastic Additives	$17,501	$25,443	$90,457	$57,528
Polymers	17,360	24,328	51,760	75,684
Specialty Additives	16,076	19,704	48,625	76,242
Crop Protection	11,432	29,554	57,143	74,256
Consumer Products	17,079	10,508	63,800	10,508
Polymer Processing Equipment	—	—	—	(3,003)
Other	2,024	4,864	10,910	4,864
	81,472	114,401	322,695	296,079

General corporate expense, including amortization	(32,670)	(25,327)	(99,974)	(62,257)
Facility closures, severance and related costs	(863)	(220)	1,913	(24,295)
Antitrust costs	(25,669)	(6,716)	(70,752)	(13,220)
Merger costs	(1,102)	(19,378)	(15,892)	(28,064)
Purchase accounting - inventory fair value impact	—	(37,100)	—	(37,100)
In-process research and development	—	(75,400)	—	(75,400)
Gain (loss) on the sale of businesses, net	113	—	(12,362)	—
Impairment of long-lived assets	(14,508)	—	(20,118)	—
Impairment of excess costs of acquistions	(51,945)	—	(51,945)	—
Total operating profit (loss)	$(45,172)	$(49,740)	$53,565	$55,743

SUPPLEMENTARY SCHEDULE

CHEMTURA CORPORATION

Major Factors Affecting Pro Forma Net Sales and Operating Results (Unaudited)

Quarter and nine months ended September 30, 2006 versus 2005

(In millions of dollars)

The following table summarizes the major factors contributing to the third quarter and nine month changes in operating results versus the prior year pro forma operating results:

	Quarter Ended September 30,		Nine Months Ended September 30,
		Pre-tax		Pre-tax
		Earnings		Earnings
		(Loss) from		(Loss) from
	Net	Continuing	Net	Continuing
	Sales	Operations	Sales	Operations

2005 *	$918.4	$20.8	$3,022.3	$132.6

2005 Facility closures, severance and related costs	—	0.2	—	25.5
2005 Antitrust costs	—	6.7	—	13.2
2005 Merger costs	—	19.4	—	28.1
2005 Hurricane costs	—	4.6	—	4.6
2005 Conyers fire insurance recoveries	—	—	—	(7.2)
2005 Early extinguishment of debt	—	10.9	—	10.9
	918.4	62.6	3,022.3	207.7

Higher selling prices	26.5	26.5	130.2	130.2
Reduced unit volume/mix	(21.7)	(18.4)	(201.0)	(76.1)
Foreign currency impact	7.0	(0.2)	(20.9)	(7.1)
Polymer Processing Equipment	—	—	(48.3)	3.0
Industrial Water Additives divested business	(13.6)	(3.5)	(26.1)	(6.5)
Other acquisitions/divestitures	0.4	0.7	(7.1)	2.5
Cost savings	—	21.0	—	61.4
Higher raw materials/energy costs	—	(30.3)	—	(76.5)
Unfavorable manufacturing productivity/absorption	—	(11.8)	—	(44.3)
Higher freight costs	—	(6.9)	—	(13.0)
Other strategic and corporate initiatives	—	(3.4)	—	(10.2)
Stock option expense	—	(2.4)	—	(6.6)
Higher A/R securitization fees	—	(1.3)	—	(2.3)
Inventory write-offs	—	(3.6)	—	(5.5)
2005 interest income from tax settlement	—	—	—	(2.2)
Lower interest expense	—	6.8	—	6.4
Increase in provision for doubtful accounts	—	(4.5)	—	(3.7)
Other	—	(5.2)	—	(12.5)
	917.0	26.1	2,849.1	144.7

2006 Change in useful life of assets	—	(2.9)	—	(8.7)
2006 Facility closures, severance and related costs	—	(0.9)	—	1.9
2006 Antitrust costs	—	(25.7)	—	(70.8)
2006 Merger expense	—	(1.1)	—	(15.9)
2006 Gain (loss) on sale of businesses, net	—	0.1	—	(12.4)
2006 Impairment of long-lived assets	—	(14.5)	—	(20.1)
2006 Impairment of excess costs of acquisitions	—	(51.9)	—	(51.9)
2006 Early extinguishment of debt	—	(24.3)	—	(43.9)
2006 Favorable settlement of contractual matter	—	—	—	4.3
2006 Revision to gain on sale of Gustafson joint venture	—	1.5	—	1.5
2006 Interest income from tax settlement	—	—	—	4.0

2006	$917.0	$(93.6)	$2,849.1	$(67.3)

*      Represents the pro forma net sales and pre-tax earnings from continuing operations, giving effect to the Merger with Great Lakes as if it had been consummated as of the beginning of January 1, 2005.

CHEMTURA CORPORATION

Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	Pro Forma 2005	2006	Pro Forma 2005

Net sales	$917,011	$918,416	$2,849,095	$3,022,309

Cost of products sold (*)	698,201	661,690	2,123,248	2,184,523
Selling, general and administrative (*)	103,546	101,865	307,295	338,141
Depreciation and amortization	48,053	46,244	139,601	147,735
Research and development	16,593	15,582	49,115	49,762
Equity income	(1,074)	(602)	(1,545)	(1,514)

Operating profit	51,692	93,637	231,381	303,662
Interest expense	22,401	29,171	80,871	87,296
Other expense, net (*)	3,129	1,923	5,888	8,736

Earnings from continuing operations before income taxes	26,162	62,543	144,622	207,630
Income tax expense	7,856	21,890	49,317	72,670

Earnings from continuing operations	$18,306	$40,653	$95,305	$134,960

Diluted earnings per share from continuing operations	$0.08	$0.17	$0.40	$0.57

Weighted average shares outstanding - diluted	240,881	242,327	241,130	238,656

(*)   Certain amounts relating to operations have been reclassified from other expense, net to cost of products sold and selling, general and administrative expense in 2005 to be comparable to the 2006 presentation. Additionally, certain amounts related to legacy Witco Corporation pension and post-retirement benefit obligations have been reclassed to selling, general and administrative for the nine months of 2006 and the third quarter and nine months of 2005.

CHEMTURA CORPORATION

Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

			Non-GAAP
	Quarter Ended		Quarter Ended
	September 30,	Non-GAAP	September 30,
	2006	Adjustments	2006

Net sales	$917,011	$—	$917,011

Cost of products sold	698,201	—	698,201
Selling, general and administrative	103,546	—	103,546
Depreciation and amortization	50,943	(2,890)	48,053
Research and development	16,593	—	16,593
Equity income	(1,074)	—	(1,074)
Facility closures, severance and related costs	863	(863)	—
Antitrust costs	25,669	(25,669)	—
Merger costs	1,102	(1,102)	—
Gain on sale of businesses	(113)	113	—
Impairment of long-lived assets	14,508	(14,508)	—
Impairment of excess costs of acquisitions	51,945	(51,945)	—

Operating profit (loss)	(45,172)	96,864	51,692
Interest expense	22,401	—	22,401
Loss on early extinguishment of debt	24,348	(24,348)	—
Other expense, net	1,629	1,500	3,129

Earnings (loss) from continuing operations before income taxes	(93,550)	119,712	26,162
Income tax expense (benefit)	(12,946)	20,802	7,856

Earnings (loss) from continuing operations	$(80,604)	$98,910	$18,306

Diluted earnings per share from continuing operations			$0.08

Diluted weighted average shares outstanding			240,881

Non-GAAP Adjustments consist of the following:

Non-GAAP

Change in useful life of property, plant and equipment	$2,890
Facility closures, severance and related costs	863
Antitrust costs	25,669
Merger costs	1,102
Gain on sale of businesses	(113)
Impairment of long-lived assets	14,508
Impairment of excess costs of acquisitions	51,945
Loss on early extinguishment of debt	24,348
Revision to gain on sale of Gustafson joint venture	(1,500)
Pre-Tax	119,712

Adjustment to apply a non-GAAP effective tax rate	20,802
After-Tax	$98,910

CHEMTURA CORPORATION

Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

			Non-GAAP
	Nine Months		Nine Months
	Ended		Ended
	September 30,	Non-GAAP	September 30,
	2006	Adjustments	2006

Net sales	$2,849,095	$—	$2,849,095

Cost of products sold	2,123,248	—	2,123,248
Selling, general and administrative	307,295	—	307,295
Depreciation and amortization	148,261	(8,660)	139,601
Research and development	49,115	—	49,115
Equity income	(1,545)	—	(1,545)
Facility closures, severance and related costs	(1,913)	1,913	—
Antitrust costs	70,752	(70,752)	—
Merger costs	15,892	(15,892)	—
Loss on sale of businesses, net	12,362	(12,362)	—
Impairment of long-lived assets	20,118	(20,118)	—
Impairment of excess costs of acquisitions	51,945	(51,945)	—

Operating profit	53,565	177,816	231,381
Interest expense	80,871	—	80,871
Loss on early extinguishment of debt	43,897	(43,897)	—
Other expense (income), net	(3,885)	9,773	5,888

Earnings (loss) from continuing operations before income taxes	(67,318)	211,940	144,622
Income tax expense	(339)	49,656	49,317

Earnings (loss) from continuing operations	$(66,979)	$162,284	$95,305

Diluted earnings per share from continuing operations			$0.40

Diluted weighted average shares outstanding			241,130

Non-GAAP Adjustments consist of the following:

Non-GAAP

Change in useful life of property, plant and equipment	$8,660
Facility closures, severance and related costs	(1,913)
Antitrust costs	70,752
Merger costs	15,892
Loss on sale of businesses, net	12,362
Impairment of long-lived assets	20,118
Impairment of excess costs of acquisitions	51,945
Loss on early extinguishment of debt	43,897
Favorable settlement of contractual matter	(4,300)
Revision to gain on sale of Gustafson joint venture	(1,500)
Interest income on tax settlement	(3,973)
Pre-Tax	211,940

Adjustment to apply a non-GAAP effective tax rate	49,656
After-Tax	$162,284

CHEMTURA CORPORATION

Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

					Pro Forma
			Pro Forma		Non-GAAP
	Chemtura		Combined		Combined
	Quarter Ended		Quarter Ended		Quarter Ended
	September 30,	Pro Forma	September 30,	Non-GAAP	September 30,
	2005	Adjustments	2005	Adjustments	2005

Net sales	$918,416	$—	$918,416	$—	$918,416

Cost of products sold	703,353	(37,100)	666,253	(4,563)	661,690
Selling, general and administrative	101,865	—	101,865	—	101,865
Depreciation and amortization	46,244	—	46,244	—	46,244
Research and development	15,582	—	15,582	—	15,582
Equity income	(602)	—	(602)	—	(602)
Facility closures, severance and related costs	220	—	220	(220)	—
Antitrust costs	6,716	—	6,716	(6,716)	—
Merger costs	19,378	—	19,378	(19,378)	—
In-process research and development	75,400	(75,400)	—	—	—

Operating profit (loss)	(49,740)	112,500	62,760	30,877	93,637
Interest expense	29,171	—	29,171	—	29,171
Loss on early extinguishment of debt	10,859	—	10,859	(10,859)	—
Other expense, net	1,923	—	1,923	—	1,923

Earnings (loss) from continuing operations before income taxes	(91,693)	112,500	20,807	41,736	62,543
Income tax expense (benefit)	28,592	9,771	38,363	(16,473)	21,890

Earnings (loss) from continuing operations	$(120,285)	$102,729	$(17,556)	$58,209	$40,653

Diluted earnings per share from continuing operations			$(0.07)		$0.17

Diluted weighted average shares outstanding			237,152		242,327

Pro Forma Adjustments consist of the following:

Pro Forma

Purchase accounting inventory fair value impact	$37,100
In-process research and development	75,400
Pre-Tax	112,500
Adjustment to apply a pro forma effective tax rate	9,771
After-Tax	$102,729

Non-GAAP Adjustments consist of the following:

	Non-GAAP

Facility closures, severance and related costs	$220
Antitrust costs	6,716
Merger costs	19,378
Hurricane costs	4,563	(a)
Loss on early extinguishment of debt	10,859
Pre-Tax	41,736

Adjustment to apply a non-GAAP effective tax rate	(16,473	)(b)
After-Tax	$58,209

(a)   Includes direct expenses due to Hurricanes Katrina and Rita.

(b)   Tax adjustment includes:

1.     A $19.3 million provision for a one time dividend under the Foreign Earnings Repatriation provision of the 2004 American Jobs Creation Act.

2.     A $12.7 million valuation reserve for deferred tax assets attributable to income tax credits and state net operating losses where the Company has determined that it is more likely than not the assets will not be realized.

CHEMTURA CORPORATION

Pro Forma Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

						Pro Forma
		Conformed		Pro Forma		Non-GAAP
	Chemtura	Great Lakes		Combined		Combined
	Nine Months	Nine Months		Nine Months		Nine Months
	Ended	Ended		Ended		Ended
	September 30,	September 30,	Pro Forma	September 30,	Non-GAAP	September 30,
	2005	2005	Adjustments	2005	Adjustments	2005

Net sales	$2,110,475	$911,834	$—	$3,022,309	$—	$3,022,309

Cost of products sold	1,546,085	673,401	(37,563)	2,181,923	2,600	2,184,523
Selling, general and administrative	227,772	110,849	(480)	338,141	—	338,141
Depreciation and amortization	104,107	39,748	3,880	147,735	—	147,735
Research and development	36,565	13,301	(104)	49,762	—	49,762
Equity income	(776)	(738)	—	(1,514)	—	(1,514)
Facility closures, severance and related costs	24,295	1,228	—	25,523	(25,523)	—
Antitrust costs	13,220	—	—	13,220	(13,220)	—
Merger costs	28,064	138,429	(138,429)	28,064	(28,064)	—
In-process research and development	75,400	—	(75,400)	—	—	—

Operating profit (loss)	55,743	(64,384)	248,096	239,455	64,207	303,662
Interest expense	77,886	13,814	(4,404)	87,296	—	87,296
Loss on early extinguishment of debt	10,859	—	—	10,859	(10,859)	—
Other expense, net	7,572	1,164	—	8,736	—	8,736

Earnings (loss) from continuing operations before income taxes	(40,574)	(79,362)	252,500	132,564	75,066	207,630
Income tax expense (benefit)	51,308	(3,833)	37,232	84,707	(12,037)	72,670

Earnings (loss) from continuing operations	$(91,882)	$(75,529)	$215,268	$47,857	$87,103	$134,960

Diluted earnings per share from continuing operations				$0.20		$0.57

Diluted weighted average shares outstanding				238,656		238,656

Pro Forma Adjustments consist of the following:

Pro Forma
Pension	$1,950
Interest	4,404
Purchase accounting depreciation	5,274
Amortization	(9,154)
Purchase accounting inventory fair value impact	36,197
Merger costs	138,429
In-process research and development	75,400
Pre-Tax	252,500
Adjustment to apply a pro forma effective tax rate	37,232
After-Tax	$215,268

Non-GAAP Adjustments consist of the following:

	Non-GAAP
Facility closures, severance and related costs	$25,523
Antitrust costs	13,220
Merger costs	28,064
Hurricane costs	4,563	(a)
Conyers fire insurance recoveries	(7,163	)(b)
Loss on early extinguishment of debt	10,859
Pre-Tax	75,066

Adjustment to apply a non-GAAP effective tax rate	(12,037	)(c)
After-Tax	$87,103

(a)          Includes direct expenses due to Hurricanes Katrina and Rita.

(b)         Represents insurance recoveries related to a fire at the Company’s Conyers, Georgia facility.

(c)          Tax adjustment includes:

1.               A $19.3 million provision for a one time dividend under the Foreign Earnings Repatriation provision of the 2004 American Jobs Creation Act.

2.               A $12.7 million valuation reserve for deferred tax assets attributable to income tax credits and state net operating losses where the Company has determined that it is more likely than not the assets will not be realized.

CHEMTURA CORPORATION	SUPPLEMENTARY SCHEDULE
Non-GAAP Segment Net Sales and Operating Profit (Unaudited)
(In thousands of dollars)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	Pro Forma 2005	2006	Pro Forma 2005
NET SALES

Plastic Additives	$403,451	$374,561	$1,210,122	$1,225,563
Polymers	122,938	121,897	374,826	391,218
Specialty Additives	137,387	133,702	423,804	441,086
Crop Protection	88,963	102,652	278,385	294,706
Consumer Products	132,686	140,294	450,293	486,248
Polymer Processing Equipment (a)	—	—	—	48,338
Other	31,586	45,310	111,665	135,150
Total net sales	$917,011	$918,416	$2,849,095	$3,022,309

OPERATING PROFIT

Plastic Additives	$17,501	$27,441	$90,457	$103,051
Polymers	17,360	25,208	51,760	76,564
Specialty Additives	16,076	20,732	48,625	80,056
Crop Protection	11,432	29,554	57,143	81,634
Consumer Products	17,079	11,165	63,800	39,349
Polymer Processing Equipment (a)	—	—	—	(3,003)
Other	2,024	4,864	10,910	16,446
	81,472	118,964	322,695	394,097

General corporate expense	(29,780)	(25,327)	(91,314)	(90,435)
Total operating profit	$51,692	$93,637	$231,381	$303,662

(a) As a result of the April 29, 2005 contribution of the assets of the Polymer Processing Equipment segment in exchange for a non-controlling interest in the Davis-Standard LLC venture, Polymer Processing Equipment ceased to be a reporting segment of the Company. The Company is recording its proportionate share of the venture’s earnings in Other expense, net.

CHEMTURA CORPORATION

Non-GAAP Segment Net Sales and Operating Profit (Unaudited)

(In thousands of dollars)

			Non-GAAP
	Quarter Ended		Quarter Ended
	September 30,	Non-GAAP	September 30,
	2006	Adjustments	2006
NET SALES

Plastic Additives	$403,451	$—	$403,451
Polymers	122,938	—	122,938
Specialty Additives	137,387	—	137,387
Crop Protection	88,963	—	88,963
Consumer Products	132,686	—	132,686
Polymer Processing Equipment	—	—	—
Other	31,586	—	31,586
	$917,011	$—	$917,011

OPERATING PROFIT (LOSS)

Plastic Additives	$17,501	$—	$17,501
Polymers	17,360	—	17,360
Specialty Additives	16,076	—	16,076
Crop Protection	11,432	—	11,432
Consumer Products	17,079	—	17,079
Polymer Processing Equipment	—	—	—
Other	2,024	—	2,024
	81,472	—	81,472

General corporate expense	(32,670)	2,890	(29,780)
Facility closures, severance and related costs	(863)	863	—
Antitrust costs	(25,669)	25,669	—
Merger costs	(1,102)	1,102	—
Gain on the sale of businesses	113	(113)	—
Impairment of long-lived assets	(14,508)	14,508	—
Impairment of excess costs of acquistions	(51,945)	51,945	—

Total operating profit (loss)	$(45,172)	$96,864	$51,692

Non-GAAP Adjustments consist of the following:

Operating
Profit

Change in useful life of assets property, plant and equipment	$2,890
Facility closures, severance and related costs	863
Antitrust costs	25,669
Merger costs	1,102
Gain on the sale of businesses	(113)
Impairment of long-lived assets	14,508
Impairment of excess costs of acquistions	51,945
$96,864

CHEMTURA CORPORATION

Non-GAAP Segment Net Sales and Operating Profit (Unaudited)

(In thousands of dollars)

			Non-GAAP
	Nine Months		Nine Months
	Ended		Ended
	September 30,	Non-GAAP	September 30,
	2006	Adjustments	2006
NET SALES

Plastic Additives	$1,210,122	$—	$1,210,122
Polymers	374,826	—	374,826
Specialty Additives	423,804	—	423,804
Crop Protection	278,385	—	278,385
Consumer Products	450,293	—	450,293
Polymer Processing Equipment	—	—	—
Other	111,665	—	111,665
	$2,849,095	$—	$2,849,095

OPERATING PROFIT

Plastic Additives	$90,457	$—	$90,457
Polymers	51,760	—	51,760
Specialty Additives	48,625	—	48,625
Crop Protection	57,143	—	57,143
Consumer Products	63,800	—	63,800
Polymer Processing Equipment	—	—	—
Other	10,910	—	10,910
	322,695	—	322,695

General corporate expense	(99,974)	8,660	(91,314)
Facility closures, severance and related costs	1,913	(1,913)	—
Antitrust costs	(70,752)	70,752	—
Merger costs	(15,892)	15,892	—
Loss on the sale of businesses, net	(12,362)	12,362	—
Impairment of long-lived assets	(20,118)	20,118	—
Impairment of excess costs of acquistions	(51,945)	51,945	—

Total operating profit	$53,565	$177,816	$231,381

Non-GAAP Adjustments consist of the following:

Operating
Profit

Change in useful life of assets property, plant and equipment	$8,660
Facility closures, severance and related costs	(1,913)
Antitrust costs	70,752
Merger costs	15,892
Loss on the sale of businesses, net	12,362
Impairment of long-lived assets	20,118
Impairment of excess costs of acquistions	51,945
$177,816

CHEMTURA CORPORATION

Pro Forma Non-GAAP Segment Net Sales and Operating Profit (Loss) (Unaudited)

(In thousands of dollars)

					Pro Forma
			Pro Forma		Non-GAAP
			Combined		Combined
	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	Pro Forma	September 30,	Non-GAAP	September 30,
	2005	Adjustments	2005	Adjustments	2005
NET SALES

Plastic Additives	$374,561	$—	$374,561	$—	$374,561
Polymers	121,897	—	121,897	—	121,897
Specialty Additives	133,702	—	133,702	—	133,702
Crop Protection	102,652	—	102,652	—	102,652
Consumer Products	140,294	—	140,294	—	140,294
Polymer Processing Equipment	—	—	—	—	—
Other	45,310	—	45,310	—	45,310
	$918,416	$—	$918,416	$—	$918,416

OPERATING PROFIT (LOSS)

Plastic Additives	$25,443	$—	$25,443	$1,998	$27,441
Polymers	24,328	—	24,328	880	25,208
Specialty Additives	19,704	—	19,704	1,028	20,732
Crop Protection	29,554	—	29,554	—	29,554
Consumer Products	10,508	—	10,508	657	11,165
Polymer Processing Equipment	—	—	—	—	—
Other	4,864	—	4,864	—	4,864
	114,401	—	114,401	4,563	118,964

General corporate expense	(25,327)	—	(25,327)	—	(25,327)
Facility closures, severance and related costs	(220)	—	(220)	220	—
Antitrust costs	(6,716)	—	(6,716)	6,716	—
Merger costs	(19,378)	—	(19,378)	19,378	—
Purchase accounting - inventory fair value impact	(37,100)	37,100	—	—	—
In-process research and development	(75,400)	75,400	—	—	—

Total operating profit (loss)	$(49,740)	$112,500	$62,760	$30,877	$93,637

Pro Forma Adjustments consist of the following:

Operating
Profit

Purchase accounting - inventory fair value impact	$37,100
In-process research and development	75,400
$112,500

Non-GAAP Adjustments consist of the following:

Operating
Profit

Facility closures, severance and related costs	$220
Antitrust costs	6,716
Merger costs	19,378
Hurricane costs	4,563
$30,877

CHEMTURA CORPORATION

Pro Forma Non-GAAP Segment Net Sales and Operating Profit (Loss) (Unaudited)

(In thousands of dollars)

						Pro Forma
		Conformed		Pro Forma		Non-GAAP
		Great Lakes		Combined		Combined
	Nine Months	Nine Months		Nine Months		Nine Months
	Ended	Ended		Ended		Ended
	September 30,	September 30,	Pro Forma	September 30,	Non-GAAP	September 30,
	2005	2005	Adjustments	2005	Adjustments	2005
NET SALES

Plastic Additives	$792,830	$432,733	$—	$1,225,563	$—	$1,225,563
Polymers	391,218	—	—	391,218	—	391,218
Specialty Additives	420,943	20,143	—	441,086	—	441,086
Crop Protection	271,542	23,164	—	294,706	—	294,706
Consumer Products	140,294	345,954	—	486,248	—	486,248
Polymer Processing Equipment	48,338	—	—	48,338	—	48,338
Other	45,310	89,840	—	135,150	—	135,150
	$2,110,475	$911,834	$—	$3,022,309	$—	$3,022,309

OPERATING PROFIT (LOSS)

Plastic Additives	$57,528	$34,902	$8,623	$101,053	$1,998	$103,051
Polymers	75,684	—	—	75,684	880	76,564
Specialty Additives	76,242	2,478	308	79,028	1,028	80,056
Crop Protection	74,256	7,216	162	81,634	—	81,634
Consumer Products	10,508	31,642	(4,295)	37,855	1,494	39,349
Polymer Processing Equipment	(3,003)	—	—	(3,003)	—	(3,003)
Other	4,864	10,225	1,357	16,446	—	16,446
	296,079	86,463	6,155	388,697	5,400	394,097

General corporate expense	(62,257)	(11,190)	(8,988)	(82,435)	(8,000)	(90,435)
Facility closures, severance and related costs	(24,295)	(1,228)	—	(25,523)	25,523	—
Antitrust costs	(13,220)	—	—	(13,220)	13,220	—
Merger costs	(28,064)	(138,429)	138,429	(28,064)	28,064	—
Purchase accounting - inventory fair value impact	(37,100)	—	37,100	—	—	—
In-process research and development	(75,400)	—	75,400	—	—	—

Total operating profit (loss)	$55,743	$(64,384)	$248,096	$239,455	$64,207	$303,662

Pro Forma Adjustments consist of the following:

Operating
Profit
Pension	$1,950
Purchase Accounting Depreciation	5,274
Amortization	(9,154)
Purchase accounting - inventory fair value impact	36,197
Merger Costs	138,429
In-process research and development	75,400
$248,096

Non-GAAP Adjustments consist of the following:

Operating
Profit
Facility closures, severance and related costs	$25,523
Antitrust costs	13,220
Merger Costs	28,064
Hurricane costs	4,563
Conyers fire costs	(7,163)
$64,207